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                                                             EXHIBIT 8.1

                               RIORDAN & MCKINZIE
                                California Plaza
                             300 South Grand Avenue
                               Twenty-Ninth Floor
                            Los Angeles, California
                             phone: (213) 629-4824
                              fax:  (213) 229-8550
                                                     RICHARD J. RIORDAN
                                                               (Retired)

                                  May 3, 1994

                                                              20-080-024



Merisel, Inc.
200 Continental Boulevard
El Segundo, California 90245

          Re:  Merisel, Inc.;
          Registration Statement on Form S-3
          File No. 33-52817
          ----------------------------------

Ladies and Gentlemen:

          You have requested that we review the discussion set forth under the heading "Certain Federal Income Tax Consequences to Non-United States Holders" in the registration statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on March 25, 1994 (File No. 33-52817), as amended by Amendment No. 1 to be filed with the Commission on May 3, 1994 (as amended, the "Registration Statement").

          The facts, as we understand them, and upon which with your permission we rely in rendering the opinion expressed herein, are as set forth in the Registration Statement. Based on such facts, we are the opinion that, as of the date of this letter for tax years beginning on or after January 1, 1994, the statements contained in the Registration Statement under the heading "Certain Federal Income Tax Consequences to Non-United States Holders" are true and correct in all material respects as such statements relate to matters of federal income or estate tax law or legal conclusions involving matters of federal income or estate tax law. No opinion is expressed regarding any statements of fact included in the discussion under such heading.

          This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or

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difference in the facts from those set forth in the Registration Statement may affect the conclusion stated herein.

          This opinion is rendered to you solely for use in connection with the Registration Statement. We consent to your filing this opinion as an exhibit to the Registration Statement.

          Very truly yours,

          /s/  RIORDAN & MCKINZIE

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